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                                                                Exhibit 10.11.2

                     AGREEMENT FOR ASSIGNMENT AND ASSUMPTION

                                       OF
                       TURBINE CONTRACT TO EPC CONTRACTOR

         This Agreement for Assignment and Assumption of Turbine Contract to EPC Contractor (this "Agreement") entered into by and between Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Tenaska Georgia"), and Zachry Construction Corporation, a Delaware corporation ("Zachry"), this 10th day of November, 1999.

         WHEREAS, Tenaska Georgia I, L.P., a Delaware limited partnership ("Tenaska"), and Zachry entered into an Engineering, Procurement and Construction Agreement dated September 15, 1999, which provides for the design and construction of a dispatchable electric generating facility on a Plant Premises located in Heard County in the State of Georgia, as amended by a First Amendment to Engineering, Procurement and Assignment Agreement, dated October 8, 1999, ("EPC Agreement"); and

         WHEREAS, by an Agreement for Assignment and Assumption of EPC Agreement of even date herewith, the EPC Agreement has been assigned to Tenaska Georgia; and

         WHEREAS, Tenaska entered into a Contract for Purchase with General Electric Company, a New York corporation ("General Electric"), dated August 27, 1999, (the "Turbine Contract"); and

         WHEREAS, Section 22.1(a) of the Turbine Contract provides that Tenaska may assign the Turbine Contract to an Affiliate of Tenaska or an entity in which an Affiliate of Tenaska has an ownership interest; and

         WHEREAS, pursuant to Section 22.1(a) of the Turbine Contract, Tenaska has, by an Agreement for Assignment and Assumption of Turbine Contract to Tenaska Georgia, assigned the Turbine Contract to Tenaska Georgia, and Tenaska Georgia has accepted such assignment of the Turbine Contract by execution of such agreement; and

         WHEREAS, Section 22.1(b) of the Turbine Contract provides that an assignee under Section 22.1(a), may assign the Turbine Contract, including rights and obligations with respect to one or more Units, to a third party contractor that has entered into an agreement with such assignee for the construction of the Project (as defined in the Turbine Contract); and

         WHEREAS, Tenaska Georgia desires to assign, and Zachry is willing to accept an assignment of the Turbine Contract.

         NOW, THEREFORE, the parties agree as follows:

1. Tenaska Georgia assigns to Zachry all of its rights and benefits under the Turbine Contract, except as otherwise provided in Section 22.1(b) and Appendix M of the Turbine Contract (and no other rights and benefits which Tenaska Georgia may have pursuant to any other option or contract with General Electric) and Tenaska Georgia further assigns and delegates all of its duties and obligations under the Turbine Contract to Zachry, except for the obligation to process and make payments with respect to the Turbine Contract.


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2.       Zachry accepts the assignment from Tenaska Georgia of all rights and benefits under the Turbine Contract, except as otherwise provided in
         Section 22.1(b) and Appendix M of the Turbine Contract, assumes all of the duties and obligations of Tenaska Georgia as contained in the Turbine Contract, except for the obligation to process and make payments with respect to the Turbine Contract. Zachry agrees to be bound by all the protections and limitations afforded to General Electric under the Turbine Contract.

3. Zachry shall promptly submit invoices furnished by General Electric under the Turbine Contract directly to Tenaska Georgia. Such payments shall be due and payable via wire transfer to an account designated by General Electric and otherwise in accordance with the terms of the Turbine Contract and shall be made directly by Tenaska Georgia to General Electric. In the event Tenaska Georgia fails to make any payment to General Electric (i) as a result of the failure by Zachry to promptly submit invoices or any other act or omission of Zachry or
         (ii) for additional work requested of General Electric or caused directly to General Electric by Zachry, then Zachry shall be directly liable for such payment together with interest thereon computed in accordance with the Turbine Contract. Except as provided in this
         Section 3, Zachry shall have no independent liability for the payment obligations under the Turbine Contract. Nothing in this Section 3 shall alter the obligation of Tenaska Georgia to pay Zachry under the EPC Agreement.

4. This Agreement shall not become effective until a fully executed copy of this Agreement, including the Agreement and Consent of General Electric, attached hereto, is delivered to Zachry and Tenaska Georgia.

5. Pursuant to Section 22.1(b) of the Turbine Contract, Zachry agrees that Tenaska Georgia shall retain the right to have the Turbine Contract assigned to Tenaska Georgia's lenders for security purposes. Zachry further agrees that upon written request, Zachry will execute such documents as are reasonably required by Tenaska Georgia's lenders and in such form as is reasonably required by Tenaska Georgia's lenders, to assign the Turbine Contract to Tenaska Georgia's lenders, without the consent of General Electric.

6. Tenaska Georgia and Zachry further agree that continuing obligations between Tenaska Georgia and Zachry with respect to the subject matter of the Turbine Contract shall be governed by the terms and conditions of the EPC Agreement and this Agreement.

7. This Agreement shall inure to and be binding upon the successors and assigns of the parties.

8. This Agreement shall be governed by and construed according to the laws of the State of Texas.

         Dated this 10th day of November, 1999.



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                                   ZACHRY CONSTRUCTION CORPORATION,
                                   a Delaware corporation

     /s/__________________         By: /s/_____________________________
     Witness                                     Robert J. Kalt

                                   Title:  Vice President

                                   TENASKA GEORGIA PARTNERS, L.P.,
                                   a Delaware limited partnership

                                   By: TENASKA GEORGIA, INC.
                                   Managing General Partner

                                   By: /s/_____________________________
                                               Michael F. Lawler

                                   Title:  Vice President of Finance & Treasurer

     /s/_________________________
     Witness


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                              AGREEMENT AND CONSENT

         General Electric Company, a New York corporation ("General Electric") consents to the assignment of the Contract for Purchase (the "Turbine Contract") between General Electric and Tenaska Georgia I, L.P., a Delaware limited partnership ("Tenaska"), dated the 27th day of August, 1999, as assigned by Tenaska to Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Tenaska Georgia"), to Zachry Construction Corporation, a Delaware corporation ("Zachry"), and the assumption by Zachry of the Turbine Contract as set forth in the Agreement for Assignment and Assumption of Turbine Contract to EPC Contractor attached hereto, and further agrees as follows:

1. Tenaska Georgia is released from any and all rights, obligations and liability under the Turbine Contract, except as otherwise provided in
         Section 22.1(b) and Appendix M of the Turbine Contract and except for the obligation to process and make payments with respect to the Turbine Contract in accordance with and as limited by the foregoing the Agreement for Assignment and Assumption of Turbine Contract to EPC Contractor.

2. As a condition to the receipt of any payment under the Turbine Contract, General Electric will execute a lien waiver (in a form supplied by Tenaska Georgia or Zachry reasonably satisfactory to General Electric) which lien waiver will waive General Electric's rights to place a lien on the Plant Premises with respect to that portion of the Equipment and Services which is the subject of that payment and any prior payments received by General Electric.

3.       Tenaska Georgia retains certain rights and obligations pursuant to
         Section 22.1(b) and Exhibit M of the Turbine Contract and there shall be no amendment of the Turbine Contract without the written consent of Tenaska Georgia. General Electric shall provide to Tenaska Georgia a duplicate copy of any notice given to Zachry under the Turbine Contract.

         Dated this 10th day of November, 1999.

                                                     GENERAL ELECTRIC COMPANY,
                                                     a New York corporation

                                                     By: /s/__________________

                                                     Title: Vice President

TURBINECONTRACTASSIGNMENTTOZACHARY